EXHIBIT 10.1


                        IRIS INTERNATIONAL, INC. ("IRIS")

                                 FIRST AMENDMENT

                                       TO
                   KEY EMPLOYEE AGREEMENT FOR CESAR M. GARCIA


         IRIS INTERNATIONAL, INC., a Delaware corporation (the "Company") agrees with you to amend the Key Employee Agreement for Cesar M. Garcia (the "Agreement") as follows, effective as of December 21, 2006:

         1. Section 3.7 of the Agreement is deleted in its entirety and replaced by the following:

                  3.7 In the event that you are terminated without cause at any time, pursuant to Section 2.2(c) hereof, the Company shall pay you the following: (a) an amount that does not exceed two times the maximum amount that may be taken into account under a qualified plan pursuant to section 401(a)(17) of the Internal Revenue Code (the "Code") for the year in which such termination occurs; and (b) an amount that is the difference between eighteen months of base salary (based on the monthly rate of base salary in effect immediately prior to such termination) and the amount determined under subsection (a), above; provided, however, that in no event shall the sum of the amounts computed under subsections (a) and (b), above, exceed eighteen months of base salary (based on the monthly rate of base salary in effect immediately prior to such termination). At the choice of the Company, payment of the amount computed under subsection (a) may be made in the form of a lump sum payment within ten (10) days of the termination or through regular payroll payments in equal amounts for a period that begins in the month of termination and ends no later than eighteen
(18) months after the month of termination, and payment of the amount computed under subsection (b) may be made in the form of a lump sum payment within ten
(10) days of the termination or through regular payroll payments in equal amounts for a period that begins in the month of termination and ends no later than the 15th day of the third month of the calendar year following the year in which you are terminated. If the amount computed under subsection (a) or (b) is made through regular payroll payments, the Company shall maintain your medical and dental insurance benefits in accordance with those in effect for employees at the time of such termination, but only for the longer of the two periods during which such payments are to be made through regular payroll. Termination without cause shall include "constructive termination" in the event of a significant diminution of your fundamental responsibilities as described in
Section 1 above; provided, however, that in the event the Company agrees that a constructive termination has occurred under the provisions of this Agreement, the amounts determined under subsection (a) and (b) above, shall be paid in their entirety no later than the 15th day of the third month of the calendar year following the year in which the Company agrees that such constructive termination has occurred.

         2. SECTION 11 OF THE AGREEMENT IS AMENDED BY ADDING THE FOLLOWING TO THE END OF SUCH SECTION:

                  The parties acknowledge that the provisions of Section 3.7 as hereby amended are based on the parties' understanding of the relevant provisions of proposed regulations issued under section 409A of the Code. In the event that the final regulations address the provisions of Section 3.7 in a manner that could require that the amounts described in Section 3.7 be included in your gross income at a time prior to the time of actual payment of amounts pursuant to Section 3.7, and be subject to the additional tax and interest described in section 409A, then the parties agree that as soon as possible after review of such final regulations and in any event prior to the effective date of such regulations, the provisions of Section 3.7 shall be amended in a manner consistent with such final regulations and to the extent possible, consistent with the intent of Section 3.7, so that the amounts described in Section 3.7 will be included in your gross income at the time of actual payment and will not


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be  included  in your gross  income and be  subject  to the  additional  tax and interest that would be required by Section 409A prior to such actual payment absent any such amendment.

         3. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                                     IRIS INTERNATIONAL, INC.


                                     By: /S/ RICHARD H. WILLIAMS
                                         -----------------------------
                                         Richard H. Williams, Chairman


                                     By: /S/ DR. RICHARD NADEAU
                                         -----------------------------
                                         Dr. Richard Nadeau, Chairman
                                         of the Compensation Committee

                                     Date:  December 21, 2006


Accepted and agreed this 21st day of December, 2006.


/S/ CESAR M. GARCIA
----------------------
Cesar M. Garcia